                                                                  Exhibit (a)(2)


                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                   HAVING AN EXERCISE PRICE OF $12.25 OR MORE
                                       OF
                               FRANKLIN COVEY CO.
                         PURSUANT TO THE OFFER TO CANCEL
                              DATED MARCH 14, 2000

--------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., MOUNTAIN TIME, ON APRIL 12, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

TO:      RICHARD PUTNAM
         DIRECTOR OF INVESTOR RELATIONS
         FRANKLIN COVEY CO.
         2200 WEST PARKWAY BOULEVARD
         SALT LAKE CITY, UTAH  84119
         TELEPHONE:  (801) 817-7134
         FACSIMILE:  (801) 817-8705

             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      Optionholders tendering options should complete the following chart:

----------------------------------------------------------------------------------------------------------------------
                         DESCRIPTION OF OPTIONS TENDERED
----------------------------------------------------------------------------------------------------------------------
         NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                        OPTIONS TENDERED*
         (PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON              (ATTACH ADDITIONAL LIST IF NECESSARY)
      AGREEMENT(S) OR INSTRUMENT(S) EVIDENCING THE OPTION)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                                                  TOTAL NUMBER OF
                                                                       OPTION                     SHARES OF COMMON
                                                                      NUMBER(S)**             STOCK SUBJECT TO OPTION





                                                                TOTAL OPTIONS

* We will not accept partial tenders. You must tender all of your options or none of your options.
**     If applicable.


                  This letter of transmittal is to be used only if your option agreement evidencing options to be tendered is to be forwarded herewith.

                  THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Ladies and Gentlemen:

         The undersigned hereby tenders to Franklin Covey Co., the above-described options to purchase shares of common stock of Franklin Covey having an exercise price of at least $12.25 per share, pursuant to your offer to cancel such options for an amount payable in cash, upon the terms and subject to the conditions set forth in the offer to cancel, receipt of which is hereby acknowledged, and in this letter of transmittal, which together constitute the "offer."

         Subject to, and effective upon, acceptance for cancellation of and cancellation of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Franklin Covey all right, title and interest in and to all the options that are being tendered hereby and orders the cancellation of all such options.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for cancellation by Franklin Covey, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by Franklin Covey to be necessary or desirable to complete the cancellation of the options tendered hereby.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer, this tender is irrevocable.

         By execution hereof, the undersigned understands that tenders of options pursuant to the procedure described in Section 2 of the offer to cancel and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the offer. Franklin Covey's acceptance for cancellation of options tendered pursuant to the offer will constitute a binding agreement between the undersigned and Franklin Covey upon the terms and subject to the conditions of the offer. The undersigned acknowledges that no interest will be paid on any or all of the cash amount payable for tendered options regardless of when payment of any portion of the cash amount is made or any delay in making any cash payment.

         The undersigned understands that all options properly tendered prior to the expiration date and not properly withdrawn will be canceled, upon the terms and subject to the conditions of the offer.

         Unless otherwise indicated under "Special Payment Instructions," please issue the check or checks for each portion of the cash amount payable for all options canceled, and/or return any options not accepted for cancellation, in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check or checks for each portion of the cash amount payable for all options canceled and/or return any option agreements evidencing options not accepted for cancellation (and accompanying documents, if any, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). If "Special Payment Instructions" and/or "Special Delivery Instructions" are completed, please issue the check or checks and/or return any option agreements evidencing options not accepted for cancellation in the name(s) of, and mail said check and/or any option agreements to, the person(s) so indicated.

         The undersigned recognizes that, under certain circumstances set forth in the offer to cancel, Franklin Covey may terminate or amend the offer or may postpone the acceptance for cancellation of, or the cancellation of and payment for, options tendered. In any such event, the undersigned understands that the options delivered herewith but not accepted for cancellation will be returned to the undersigned at the address indicated below, unless otherwise indicated under the "Special Payment Instructions" or "Special Delivery Instructions" below. The undersigned recognizes that Franklin Covey has no obligation, pursuant to the "Special Payment Instructions," to transfer any options from the name of the registered holder(s) thereof, if Franklin Covey does not accept for cancellation any of the options so tendered.

         This letter of transmittal is to be used by the undersigned only if the options are to be physically delivered to you herewith.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         All capitalized terms used herein and not defined shall have the meaning ascribed to them in the offer to cancel.

         The undersigned has read, understands, and agrees to all of the terms of the offer.

         SPECIAL PAYMENT INSTRUCTIONS                                  SPECIAL DELIVERY INSTRUCTIONS
          (SEE INSTRUCTIONS 1 AND 4)                                     (SEE INSTRUCTIONS 1 AND 4)

To be completed ONLY if the check for the cash              To be completed ONLY if the check for the cash
amount payable in respect of options accepted for           amount payable in respect of options accepted for
cancellation and/or option agreements evidencing            cancellation and/or option agreements evidencing
options not accepted for cancellation are to be issued      options not accepted for cancellation are to be mailed
in the name of someone other than the undersigned.          to someone other than the undersigned.


Issue  |_| check(s) and/or  |_| option agreements(s)        Mail  |_| check(s) and/or  |_| option agreement(s)

Name     ___________________________________________        Name     _________________________________________

         ___________________________________________                 _________________________________________
                    (Please Print)                                               (Please Print)

Address  ___________________________________________        Address  _________________________________________

         ___________________________________________                 _________________________________________
                  (Include Zip Code)                                          (Include Zip Code)

________________________________________________
(Taxpayer Identification or Social Security No.)

                                    SIGN HERE


--------------------------------------------------------------------------------
                         Signature(s) of Optionholder(s)


--------------------------------------------------------------------------------


Dated                               , 2000
      -----------------------------

Name(s)
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
                                 (please print)

Capacity (full title)
                     -----------------------------------------------------------
Address
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone No.
                           -----------------------------------------------------

Must be signed by registered optionholder(s) exactly as name(s) appear(s) on the option agreement(s) evidencing the options to be tendered.

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF LETTER OF TRANSMITTAL AND OPTIONS. This letter of transmittal is to be used if the option agreements evidencing options to be tendered are to be forwarded herewith. Option agreements evidencing options to be tendered, as well as a properly completed and duly executed letter of transmittal (or facsimile thereof) and any other documents required by this letter of transmittal, must be received by Franklin Covey at our address set forth on the front cover of this letter of transmittal on or prior to 5:00 P.M., Mountain time, on the expiration date (as defined in the offer to cancel).

         THE METHOD OF DELIVERY OF OPTIONS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING OPTIONHOLDER. IF THE OPTION AGREEMENTS EVIDENCING OPTIONS TO BE TENDERED ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         Tenders of options made pursuant to the offer may be withdrawn at any time prior to the expiration date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 10, 2000 unless they have been previously accepted for cancellation as provided in the offer to cancel. If we extend the period of time during which the offer is open, we are delayed in accepting for cancellation or paying the cash amount for options or we are unable to accept for cancellation or pay for options pursuant to the offer for any reason, then, without prejudice to our rights under the offer, we may retain all options tendered, and such options may not be withdrawn except as otherwise provided in Section 3 of the offer to cancel, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides that the issuer making the tender offer shall either pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by us at our address set forth on the front cover of this letter of transmittal and must specify the name of the person who tendered the options to be withdrawn and the number of options to be withdrawn. Withdrawals may not be rescinded, and options withdrawn will thereafter be deemed not validly tendered for purposes of the offer. However, withdrawn options may be retendered by again following one of the procedures described in Section 2 of the offer to cancel at any time prior to the expiration date.

         No alternative or contingent tenders will be accepted. By executing this letter of transmittal (or a facsimile thereof), the tendering optionholder waives any right to receive any notice of the acceptance for cancellation of the options. No partial tenders will be accepted by Franklin Covey. The undersigned must tender all of his or her options or none of his or her options.

         2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the first table in this letter of transmittal regarding which options are to be tendered should be provided on a separate schedule attached hereto.

         3. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this letter of transmittal is signed by the registered holder(s) of the options, the signature(s) must correspond with the name(s) as written on the face of the option agreement(s) without alteration, enlargement or any change whatsoever.

         If any of the options to be tendered are held of record by two or more persons, all such persons must sign this letter of transmittal. If any of the options tendered are registered in different names are subject to different option agreements evidencing the options, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations or option agreements.

         If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

         4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If options accepted for cancellation are to be made in the name of, and/or any options not tendered or not canceled are to be returned to, a person other than the person(s) signing this letter of transmittal or if payment of the cash amount for tendered and/or any option agreements evidencing options not accepted for cancellation are to be mailed to someone other than the person(s) signing this letter of transmittal or to an address other than that shown above in the box captioned "Description of Options Tendered," then the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" on this letter of transmittal should be completed.

         5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the offer to cancel or this letter of transmittal may be directed to Richard Putnam, our Director of Investor Relations, at the address and telephone number given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

         6. IRREGULARITIES. All questions as to the cash amount payable, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of options will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options that we determine are not in proper form or the acceptance for cancellation of or cancellation of options that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions to the offer or any defect or irregularity in any tender of options and our interpretation of the terms and conditions of the offer (including these instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither Franklin Covey nor any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall we or any other person incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

         7. LOST, STOLEN, DESTROYED OR MUTILATED OPTION AGREEMENTS EVIDENCING OPTIONS. If option agreements evidencing options to be tendered have been lost, stolen, destroyed or mutilated, you must complete the box captioned "Description of Options Tendered" on the letter of transmittal, indicating the number of options subject to the lost, stolen, destroyed or mutilated option agreement(s). You must then contact us to ascertain the steps that must be taken in order to replace the option agreements evidencing options. In order to avoid delay, you should contact us.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY FRANKLIN COVEY, ON OR PRIOR TO 5:00 P.M., MOUNTAIN TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO CANCEL).

         8. IMPORTANT TAX INFORMATION. You should refer to Section 11 of the offer to cancel which contains important tax information.